POWER OF ATTORNEY
The undersigned hereby appoints Art Courville, John

Brigden and Ed Malysz, individually, as the undersigned's true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned,
in
the undersigned's capacity as an officer and/or director of Symantec

Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section

16(a) of the Securities Exchange Act of 1934 and the rules and regulations
promulgated thereunder;
(2)	do and perform any and all
acts for and on
behalf of the undersigned which may be necessary or
desirable to complete
and execute any such Form 3, 4 or 5 and timely file
such form with the
United States Securities and Exchange Commission and
any stock exchange or
similar authority; and
(3)	take any other action
of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby
grants to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power
of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the

undersigned has caused this Power of Attorney to be executed as of this

18th day of February, 2006.

Name: /s/ James A. Beer
Title:

Executive Vice President and Chief Financial Officer